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                                                                    EXHIBIT 99.1

             MULTI-COLOR CORPORATION PURCHASES PREMIERE LABELS, INC.

     Acquisition Augments Existing Growth in Pressure Sensitive Label Market

CINCINNATI, OHIO, October 29, 2001 - Multi-Color Corporation (NASDAQ: LABL) announced that it has purchased Premiere Labels, Inc. of Troy, Ohio. Premiere Labels is a leading manufacturer of award-winning, pressure sensitive labels used by consumer product companies worldwide. Both Multi-Color and Premiere recently received several printing awards for quality in the Tag and Label Manufacturer's Institute 24/th/ Annual International award competition.

"We are extremely pleased to acquire such a well-known and respected manufacturer of technically demanding pressure sensitive label applications," said Frank Gerace, Multi-Color President and Chief Executive Officer. "As last week's quarterly earnings release indicated, we possess the financial strength to seek and acquire the strategic resources necessary to position our Company for continued growth and prosperity."

Premiere Labels will bring technology and product offerings that compliment Multi-Color's Batavia, Ohio plant, which the Company acquired in the 4/th/ quarter of 1999 to expand into the larger pressure sensitive label market. As the Batavia plant nears full production capacity, the acquisition of Premiere also allows Multi-Color to continue to grow its pressure sensitive line of business.

"As with all acquisitions we consider, we expect the addition of Premiere to be accretive to earnings immediately. Our common values surrounding quality and customer service will allow for a smooth integration as well," added Gerace.

Multi-Color plans to retain all employees and production facilities in Troy, Ohio.

"I am extremely impressed with the skills exhibited by the employees of Premiere," commented Gerace. `The quality products they produce for their impressive list of customers is indicative of the craftsmanship and attention to detail they possess."

Mike Magel, spokesperson for Premiere Labels said, "We are pleased to become a part of the Multi-Color family. Multi-Color's strong sales and marketing coupled with broad product offerings will leverage Premiere's award winning reputation in the marketplace. This combination will prove to be extremely beneficial to Premiere's customers and employees."

This acquisition comes on the heals of Multi-Color's recent authorization of a 3 for 2 stock split and a quarterly earnings announcement that highlighted the Company's recent sales revenue increases due to growth in the pressure sensitive area.

                                     -more-
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About Multi-Color (www.multicolorcorp.com)
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Cincinnati, Ohio based Multi-Color Corporation is the premier supplier of specialty decorative labels and related services for technically demanding applications to consumer product companies and container manufacturers worldwide. Multi-Color is the leading producer of in-mold labels (IML) and specialty labels. Recent acquisitions have placed the Company into the high-end pressure sensitive and heat shrink label markets and tamper-evident neckband markets. The Company has four manufacturing operations in the United States. Its products are shipped to more than 40 locations in the U.S., Canada, Mexico, South America and Asia.

Safe Harbor Statement
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Forward looking statements in this release including, without limitations, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: general economic and business conditions; the ability to integrate acquisitions; the success of its significant customers; competition; acceptance of new product offerings; changes in business strategy or plans; quality of management; availability, terms and development of capital; availability of raw materials; business abilities and judgement of personnel; changes in, or the failure to comply with, government regulations, and other factors. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


For more information, please contact:

Dawn H. Bertsche
Chief Financial Officer
Multi-Color Corporation
(513) 345-1108
dbertsche@mcclabel.com
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